UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 3, 2016

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 3, 2016, the Board of Directors of RF Industries, Ltd. (the “Company”) approved the closure of the Company’s Bioconnect medical cabling division. The closure is part of the Company’s on-going plan to close or dispose of underperforming divisions that are not part of the Company’s core operations. The operations of the Bioconnect division will wind down and is expected to cease operations by the end of the month of March, 2016.

As of the date of this filing, the Company estimates that it will incur approximately $290,000 in costs associated with the termination of the operations of Bioconnect. These costs include $215,000 in disposal costs, primarily inventory and fixed asset write offs, and $75,000 in employee severance costs.

This report on Form 8-K contains projections and other forward-looking statements regarding the costs associated with the closure of the Bioconnect division. These statements are only predictions and reflect the Company’s current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2016	By:	/s/ Mark Turfler
Mark Turfler
Chief Financial Officer